UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 2, 2016, United Continental Holdings, Inc. (the “Company”)  resolved the previously disclosed investigation by the U.S. Securities and Exchange Commission (the “SEC”) related to the Port Authority matter.  In particular, the Company consented to the entry of an order by the SEC (the “SEC Order”). According to the SEC Order, in connection with the institution of a flight route in 2011 between Newark, New Jersey, and Columbia, South Carolina, the Company violated the books and records requirements under Section 13(b)(2)(A) and certain internal controls requirements under Section 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to the SEC Order, the Company agreed to cease and desist from violating such provisions of the Exchange Act and pay a civil penalty of $2.4 million, and also agreed to certain reporting obligations (for a one year term) and cooperation obligations.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Deputy General Counsel and Corporate Secretary

Date: December 2, 2016